                                                                     EXHIBIT 4.4

      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depository"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depository (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED                                                            REGISTERED

                            CNA FINANCIAL CORPORATION

                        5.85% NOTE DUE DECEMBER 15, 2014

                                                               CUSIP 126117 AL 4

No. 001                                                           US$549,000,000

      CNA FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assignees, the principal sum of Five Hundred Forty-Nine Million Dollars ($549,000,000) on December 15, 2014, and to pay interest thereon from and including December 15, 2004, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 15 and December 15 of each year, commencing June 15, 2005, at the rate of 5.85% per annum, until the principal hereof becomes due and payable, and at such rate on any overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date by virtue of his having been such Holder, and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of (and premium, if any) and interest on this Security will be in immediately available funds, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      Unless the certificate of authentication herein has been duly executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      This security is one of a duly authorized issue of securities of the Company (the "Securities"), issued or to be issued in one or more series under an indenture, dated as of March 1, 1991, as amended and supplemented by a first supplemental indenture, dated as of October 15, 1993, and a second supplemental indenture, dated as of December 15, 2004 (collectively, the "Indenture"), between the Company and J. P. Morgan Trust Company, National Association (formerly known as The First National Bank of Chicago), a national banking association, as trustee (the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated "5.85% Notes due December 15, 2014", and is limited, subject to the provisions of the Indenture, initially in aggregate principal amount to $549,000,000. The Company may, from time to time, without the consent of the Holders of the Securities of this series, reopen this series and issue additional Securities.

      The Securities of this series will be redeemable, in whole or in part, at the Company's option at any time, at a redemption price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Securities of this series and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities of this series (exclusive of interest accrued to the date of redemption (the "Redemption Date")) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus in each case accrued interest thereon to the Redemption Date.

      "Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Securities.

      "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

      "Comparable Treasury Price" means, with respect to any Redemption Date,
(A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such Redemption Date.

      "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and UBS Securities LLC, or their affiliates which are primary U.S. Government securities dealers, and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities of this series to be redeemed.

      Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Securities of this series or portions thereof called for redemption.

      If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      In addition to the covenants contained in the Indenture, the Company hereby covenants and agrees that it will not, and will not permit any Subsidiary to, create, assume, incur or permit to exist any indebtedness for borrowed money (including any guarantee of indebtedness for borrowed money) that is secured by a pledge, lien or other encumbrance on:

            (a) the voting securities of Continental Casualty Company, The Continental Insurance Company, Continental Assurance Company or CNA Surety Corporation, or any Subsidiary succeeding to any substantial part of the business now conducted by any of those corporations (collectively, the "Principal Subsidiaries"), or

            (b) the voting securities of a Subsidiary that owns, directly or indirectly, the voting securities of any of the Principal Subsidiaries,

without making effective provision so that the Outstanding Securities of this series shall be secured equally and ratably with the indebtedness so secured so long as such other indebtedness shall be secured. This covenant and agreement by the Company constitutes an agreement of the Company in respect of the Securities of this series within the meaning of Section 5.1(d) of the Indenture.

      For purposes of the preceding paragraph, "Subsidiary"' means any corporation, partnership or other entity of which at the time of determination the Company or one or more other Subsidiaries own directly or indirectly more than 50% of the outstanding shares of the Voting Stock or equivalent interest, and "Voting Stock"' means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      The Securities of this series are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations, as requested by the Holder surrendering the same.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee and duly executed by the Holder hereof or his attorney duly authorized in writing, thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

      This Security is in the form of a Global Security as provided in the Indenture. If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time the

Depository for this Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Security. If a successor Depository for this Security is not appointed by the Company within 90 days after the Company receives notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of certificates representing Securities of this series in exchange for this Security, will authenticate and deliver, certificates representing Securities of this series of like tenor and terms in an aggregate principal amount equal to the principal amount of this Security in exchange for this Security.

      The Company may at any time and in its sole discretion determine that this Security or portion hereof shall no longer be represented in the form of a Global Security. In such event the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of certificates representing Securities of this series in exchange in whole or in part for this Security, will authenticate and deliver certificates representing Securities of this series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Security or portion hereof in exchange for this Security.

      If specified by the Company pursuant to the Indenture with respect to this Security, the Depository may surrender this Security in exchange in whole or in part for certificates representing Securities of this series of like tenor and terms in definitive form on such terms as are acceptable to the Company and the Depository. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and deliver, without a service charge, (1) to each Holder specified by the Security Registrar or the Depository a certificate or certificates representing Securities of this series of like tenor and terms and of any authorized denomination as requested by such person in an aggregate principal amount equal to and in exchange for such Holder's beneficial interest as specified by the Security Registrar or the Depository in this Security; and
(2) to the Depository a new Global Security of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Security and the aggregate principal amount of certificates representing Securities delivered to Holders thereof.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration or transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      The Securities of this series are subject to defeasance at the option of the Company as provided in the Indenture.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 15, 2004                      CNA FINANCIAL CORPORATION

                                              By:_______________________________
                                              Name:  Lawrence J. Boysen
                                              Title: Senior Vice President
                                                     and Controller

[SEAL]

                                              Attest:

                                              By:_______________________________
                                              Name:  David B. Lehman
                                              Title: Assistant Secretary

      This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: December 15, 2004                      J. P. MORGAN TRUST COMPANY,
                                              NATIONAL ASSOCIATION, as Trustee

                                              By:_______________________________
                                                 Authorized Officer

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM - as tenants in common
      TEN ENT - as tenants by the entireties
      JT TEN - as joint tenants with right of survivorship and not as tenants in common

           UNIF GIFT MIN ACT - ______________Custodian___________________
                                  (Cust)                     (Minor)
                               Under Uniform Gifts to Minors Act
                               __________________________________________
                                              (State)
Additional abbreviations may also be used though not in the above list.

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

------------
the within Security and all rights thereunder, hereby irrevocably constituting and appointing______________attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

                         ______________________________
                                    Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

THE SIGNATURE(S) MUST BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" THAT IS A MEMBER OR PARTICIPANT IN A "SIGNATURE GUARANTEE PROGRAM" (E.G., THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM, THE STOCK EXCHANGE MEDALLION PROGRAM OR THE NEW YORK STOCK EXCHANGE, INC. MEDALLION SIGNATURE PROGRAM).